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[LOGO] Plan Vista

         PlanVista Corporation
         4010 Boy Scout Blvd., Suite 200
         Tampa, Florida 33607
         (813) 353-2300

   PRESS RELEASE


For more information, contact:
Don Schmeling, PlanVista Corporation                       For Immediate Release
(813) 353-2300, ext. 2340

  PLANVISTA SOLUTIONS REAFFIRMS MOVE TO NASDAQ NATIONAL MARKET WHEN AND IF IT
                         COMPLETES ITS PENDING OFFERING

TAMPA, FL - August 8, 2002 - PlanVista Corporation (NYSE:PVC) today affirmed that it intends to move to the NASDAQ National Market upon completion of its pending offering. The Company has filed a registration statement with the Securities and Exchange Commission and expects to price this offering and sign an underwriting agreement with the underwriters within the next several weeks and could do so as early as Monday August 12, 2002. Conditioned upon completion of this offering, the Company has been approved to list its shares on the NASDAQ National Market subject to meeting the listing requirements of that market which the Company expects to meet upon completion of the offering.

The Company also announced today that it has received a notice from the New York Stock Exchange that because of recent declines in the price of the Company's stock, as of July 30, 2002, the Company is non compliant with the Exchange's continued listing standards and, as such is subject to suspension of trading. The Exchange has further notified the Company that if it wants to submit a plan to bring itself back into compliance with the listing requirements within 18 months it must submit that plan on an expedited basis before Wednesday, August 14, 2002, rather than within 45 days as permitted by Exchange Rule 802. If the offering is not priced by Wednesday, the Company intends to submit such a plan.

The Exchange's letter indicates that the plan will be reviewed for final disposition by the Listing and Compliance Committee of the Exchange which will either accept the plan and the Company will be subject to quarterly monitoring for compliance with the business plan or the Committee will not accept the plan and the Company will be subject to suspension by the Exchange and delisting by the SEC. If the Committee does not accept the plan, the Exchange has indicated that the Exchange would extend a courtesy market for three trading days from the date of the notice of the Committee's decision so as to allow the Company to make alternate arrangements for the trading of its shares. If the NYSE were to suspend trading in the Company's common stock and delist the Company from the NYSE prior to the Company signing an Underwriting Agreement with the underwriters in the current offering and implementation of trading on the NASDAQ National Market, the Company's Common Stock would only trade on the OTC Bulletin Board until it meets the listing requirements for and is listed on some other national

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exchange. Until and unless the offering is completed the Company does not expect to be able to meet the initial listing requirements of the NASDAQ National
Market System.

A registration statement relating to the Company's Common Stock has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PlanVista Solutions is a leading health care technology and product development company, providing medical cost containment for health care payers through one of the nation's largest independently owned full-service preferred provider organizations. PlanVista Solutions provides network access, electronic claims repricing, and claims and data management services to health care payers and provider networks throughout the United States. Visit the Company's website at www.planvista.com.

This press release includes forward-looking statements related to PlanVista that involve risks and uncertainties including, but not limited to, our ability to expand our client base; the success of our divestiture and diversification efforts; our ability to manage costs and reduce and restructure debt; changes in law; fluctuations in business conditions and the economy; and our ability to attract and retain key management personnel. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these factors that could affect the Company's future results, please see the Company's filings with the Securities and Exchange Commission. Copies of these filings are available upon request from the Company's chief financial officer. Prospective investors are cautioned that forward-looking statements are not guarantees of future performance. Achieved results may differ materially from management expectations.

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